EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-174251, 333-183837, 333-185113, 333-201821, 333-206003, 333-206047 and 333-226905) on Form S-3 and in the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, 333-191467, 333-206009, 333-214618, 333-221554 and 333-227354) on Form S-8 of Palatin Technologies, Inc. of our reports dated September 12, 2019, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2019 and 2018, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of June 30, 2019, which reports appear in the June 30, 2019 annual report on Form 10-K of Palatin Technologies, Inc. Our report on the consolidated financial statements refers to a change in the accounting for revenue.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 12, 2019